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                                                                     EXHIBIT 5.1
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               OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON
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Synbiotics Corporation
11011 Via Frontera
San Diego, CA  92127

Re:  Synbiotics Corporation Registration Statement on Form S-8 for 250,000
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     Shares of Common Stock
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Ladies and Gentlemen:

In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 250,000 shares of Common Stock of Synbiotics Corporation (the "Company") under the 1996 Stock Option Plan, we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements issued under the 1996 Stock Option Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable share of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


BROBECK, PHLEGER & HARRISON

San Diego, California
April 18, 1997

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